UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 April 18, 2005


                              THE COCA-COLA COMPANY
             (Exact name of registrant as specified in its charter)


      Delaware                       001-02217                    58-0628465
   (State or other                  (Commission                 (IRS Employer
     jurisdiction                   File Number)             Identification No.)
  of incorporation)


         One Coca-Cola Plaza                                        30313
           Atlanta, Georgia                                       (Zip Code)
(Address of principal executive offices)


       Registrant's telephone number, including area code: (404) 676-2121


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   / / Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

   / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

   / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01    Entry into a Definitive Material Agreement.

On April 18, 2005, The Coca-Cola Company (the "Company") issued a press release announcing that it had reached settlement with the Securities and Exchange Commission ("SEC") in connection with the investigation initiated by the SEC in 2003. The Company also confirmed that, in view of the SEC settlement, the Department of Justice had decided to close the investigation it initiated in 2003. A copy of the press release is attached hereto as Exhibit 99.1.

In connection with the settlement, the Company consented to the entry of an Order Instituting Cease-and-Desist Proceedings, Making Findings and Imposing a Cease-and-Desist Order Pursuant to Section 8A of the Securities Act of 1933 and
Section 21C of the Securities Exchange Act of 1934 (the "Order"), a copy of which is attached hereto as Exhibit 99.2. The Company had previously submitted to the SEC an Offer of Settlement of The Coca-Cola Company (the "Offer"), a copy of which is attached hereto as Exhibit 99.3.

The Order provides that the SEC, in determining to accept the Offer, considered certain remedial efforts that the Company initiated prior to and during the SEC staff's investigation. These remedial efforts are as follows:

     a. the Company has established an Ethics & Compliance Office to administer its Code of Business Conduct and ensure, among other things, that the Company conducts its business in compliance with the Code of Business Conduct and with various laws;
     b. the Company has established a Disclosure Committee to assist its Chief Executive Officer and Chief Financial Officer in fulfilling their responsibility for oversight of the accuracy and timeliness of the disclosures made by the Company;
     c. the Company now requires that divisions certify quarterly that they have not changed or extended payment terms for any bottler or customer and have not granted any special or unusual credit terms or incentives to any bottler or customer, unless they received approval for such terms; and
     d. the Company's Audit Committee employs independent counsel experienced in securities laws disclosure issues and will continue to employ such experienced legal counsel chosen by the Audit Committee. Such counsel shall advise the Audit Committee as to the implementation of the undertakings in the Order.

In addition, pursuant to the Order, the Company undertook to:

     a. Permanently maintain the aforementioned remedial efforts or the functional equivalents thereof, except as may be approved by the SEC;
     b. Require the Audit Committee, within 90 days of the date of the Order, to review with management of the Company the process by which the MD&A sections of periodic reports filed by the Company with the SEC are prepared and material information about the business and prospects, including but not limited to, trend information and known events and uncertainties that may have a material impact on liquidity or future financial performance, is identified for discussion in the MD&A sections of such reports, and to approve a set of criteria to be used by the Disclosure Committee and management to reasonably assure that appropriate items are identified and discussed. The Audit Committee will meet periodically, at least annually, with the Chair of the Disclosure Committee to review such criteria, and will review and discuss with the Chief Financial Officer the proposed MD&A section of each periodic report to be filed with the SEC;
     c. Require the Disclosure Committee to: (i) use the aforementioned criteria to identify items that might need to be disclosed within the MD&A section of the Company's periodic reports filed with the SEC; and
          (ii) use the aforementioned criteria to evaluate those items and recommend whether, and to what extent, disclosure is appropriate with respect to each item. The Chair of the Disclosure Committee will also report to the Audit Committee, on a quarterly basis, any recommended departures from the aforementioned criteria and the rationale supporting each such recommendation;
     d. Adhere to the guidance articulated in the SEC Staff Accounting Bulletin No. 101 on disclosures that are required with respect to the recognition of revenue;
     e. Maintain for ten (10) years documentation sufficient to show for every of its Forms 8-K filed with the SEC, the preparers of each Form 8-K and those persons who reviewed and approved each Form 8-K; and
     f. Provide a written report, within 120 days of the date of the Order, to the SEC staff that details the Company's implementation of the undertakings articulated in the Order.


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Item 9.01(c).    Exhibits

     Exhibit 99.1   Press Release of The Coca-Cola Company issued on April 18,
                    2005

     Exhibit 99.2 Order Instituting Cease-and-Desist Proceedings, Making Findings and Imposing a Cease-and-Desist Order Pursuant to
                    Section 8A of the Securities Act of 1933 and Section 21C of the Securities Exchange Act of 1934

     Exhibit 99.3   Offer of Settlement of The Coca-Cola Company



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THE COCA-COLA COMPANY
                                            (REGISTRANT)


Date: April 18, 2005                By:     /s/ Connie D. McDaniel
                                            ---------------------------------
                                                Connie D. McDaniel
                                                Vice President and Controller





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                                  Exhibit Index



Exhibit No.

       Exhibit 99.1 Press Release of The Coca-Cola Company issued on April 18, 2005

       Exhibit 99.2 Order Instituting Cease-and-Desist Proceedings, Making Findings and Imposing a Cease-and-Desist Order Pursuant to Section 8A of the Securities Act of 1933 and Section 21C of the Securities Exchange Act of 1934

       Exhibit 99.3        Offer of Settlement of The Coca-Cola Company